                                                                   Exhibit 10.1


                            ASSET PURCHASE AGREEMENT


                                    BETWEEN


                                  A.P.S., INC.


                                      AND


                             THE PARTS SOURCE, INC.


                          DATED AS OF AUGUST 21, 1998

                               TABLE OF CONTENTS


                                                                                                               Page No.
                                                                                                               -------
ARTICLE I.  DEFINITIONS...........................................................................................8
     Section 1.1.  Definitions....................................................................................8

ARTICLE II.  SALE AND PURCHASE OF PURCHASED ASSETS AND ASSUMPTION OF
ASSUMED LIABILITIES..............................................................................................14
     Section 2.1.  Purchase and Sale of Purchased Assets.........................................................14
     Section 2.2.  Assumption of Obligations and Liabilities.....................................................14
     Section 2.3.  Inventory Levels and Purchase Price...........................................................14
     Section 2.4.  Physical Inventory; Determination of Purchased Inventory......................................15
     Section 2.5.  Condition of Purchased Assets; Return of Inventory; Inventory in Transit......................15
     Section 2.6.  Allocation of Purchase Price..................................................................16
     Section 2.7.  Sale at Closing Date..........................................................................16
     Section 2.8.  Apportionments................................................................................16

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF SELLER...........................................................17
     Section 3.1.  Authority of Seller...........................................................................17
     Section 3.2.  No Conflict or Violation......................................................................17
     Section 3.3.  Consents and Approvals........................................................................17
     Section 3.4.  Compliance with Law...........................................................................17
     Section 3.5.  Permits.......................................................................................17
     Section 3.6.  Ownership of Purchased Assets.................................................................17
     Section 3.7.  Assigned Contracts............................................................................17
     Section 3.8.  Labor Relations...............................................................................18
     Section 3.9.  Litigation....................................................................................18
     Section 3.10.  Brokers......................................................................................18
     Section 3.11.  Disclaimer of Additional Representations and Warranties; Schedules...........................18

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................19
     Section 4.1.  Authority of Purchaser........................................................................19
     Section 4.2.  No Conflict or Violation......................................................................19
     Section 4.3.  Consents and Approvals........................................................................19
     Section 4.4.  Availability of Funds.........................................................................19
     Section 4.5.  Litigation....................................................................................19
     Section 4.6.  Brokers.......................................................................................19
     Section 4.7.  Adequate Assurances Regarding Executory Contracts.............................................20

ARTICLE V.  CERTAIN COVENANTS OF SELLER..........................................................................20
     Section 5.1.  Conduct of Business Before the Closing Date...................................................20
     Section 5.2.  Consents and Approvals........................................................................20
     Section 5.3.  Information and Access........................................................................20
     Section 5.4.  Further Assurances............................................................................20
     Section 5.5.  Reasonable Efforts............................................................................20

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
     Section 5.6.  Assignment of Contracts.......................................................................21
     Section 5.7.  Services to be Provided by Seller.............................................................21
     Section 5.8.  Cure of Defaults..............................................................................21
     Section 5.9.  Bankruptcy Actions............................................................................21
     Section 5.10.  Audit of Operations at Business Location.....................................................21
     Section 5.11.  Restrictions as to Employees.................................................................21

ARTICLE VI.  CERTAIN COVENANTS OF PURCHASER......................................................................21
     Section 6.1.  Reasonable Efforts............................................................................21
     Section 6.2.  Consents and Approvals........................................................................22
     Section 6.3.  Adequate Assurances Regarding Executory Contracts.............................................22
     Section 6.4.  Performance Under Assigned Contracts..........................................................22
     Section 6.5.  Further Assurances............................................................................22
     Section 6.7.  Payment of Outstanding Accounts Receivable....................................................22

ARTICLE VII.  CONDITIONS TO SELLER'S OBLIGATIONS.................................................................23
     Section 7.1.  Representations and Warranties................................................................23
     Section 7.2.  Compliance with Agreement.....................................................................23
     Section 7.3.  Consents......................................................................................23
     Section 7.4.  Purchaser's Closing Deliveries and Obligations................................................23
     Section 7.5.  Availability of Purchaser Financing...........................................................23
     Section 7.6.  Entry of the Preliminary Order and the Sale and Assignment Order..............................23
     Section 7.7.  Assignment of Contracts.......................................................................23

ARTICLE VIII.  CONDITIONS TO PURCHASER'S OBLIGATIONS.............................................................24
     Section 8.1.  Representations and Warranties................................................................24
     Section 8.2.  Compliance with Agreement.....................................................................24
     Section 8.3.  No Adverse Proceeding.........................................................................24
     Section 8.4.  Consents......................................................................................24
     Section 8.5.  Seller's Closing Deliveries and Obligations...................................................24
     Section 8.6.  Entry of the Preliminary Order and the Sale and Assignment Order..............................24
     Section 8.7.  Assignment of Contracts.......................................................................24

ARTICLE IX.  THE CLOSING; BREAK-UP FEE; TERMINATION..............................................................25
     Section 9.1.  The Closing...................................................................................25
     Section 9.2.  Break-up Fee..................................................................................26
     Section 9.3.  Termination...................................................................................26
     Section 9.4.  Effects of Termination........................................................................27

ARTICLE X. TAXES.................................................................................................28
     Section 10.1.  Taxes Related to Purchase of Assets..........................................................28
     Section 10.2.  Proration of Real and Personal Property Taxes................................................29
     Section 10.3.  Cooperation on Tax Matters...................................................................29




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

ARTICLE XI.  EMPLOYEES AND EMPLOYEE BENEFIT PLANS................................................................29
     Section 11.1.  Current Intent Regarding Business Employees..................................................29

ARTICLE XII.  MISCELLANEOUS PROVISIONS...........................................................................29
     Section 12.1.  Representations and Warranties...............................................................29
     Section 12.2.  Notices......................................................................................29
     Section 12.3.  Amendments...................................................................................30
     Section 12.4.  Assignment...................................................................................30
     Section 12.5.  Announcements................................................................................30
     Section 12.6.  Expenses.....................................................................................31
     Section 12.7.  Entire Agreement.............................................................................31
     Section 12.8.  Descriptive Headings.........................................................................31
     Section 12.9.  Counterparts.................................................................................31
     Section 12.10.  Governing Law; Jurisdiction.................................................................31
     Section 12.11.  Construction................................................................................31
     Section 12.12.  Severability................................................................................31
     Section 12.13.  Confidentiality.............................................................................32

SCHEDULE
LETTER/NUMBER                       SCHEDULE NAME

Schedule A                          Fixed Assets
Schedule B-1                        Inventory
Schedule B-2                        Purchased Inventory
Schedule B-3                        In-transit Inventory Purchase Orders
Schedule C                          Merchandise Repurchase Agreements
Schedule D                          Other Contracts
Schedule E                          Auto Parts Finance Company Notes
Schedule F                          Warehouse Notes
3.3                                 Consents and Approvals
3.4                                 Defaults and Violations of Law
3.5                                 Permits
3.7                                 Assigned Contracts
3.8                                 Collective Bargaining Agreements
3.9                                 Litigation
4.4                                 Financing Agreements

EXHIBIT                             EXHIBIT NAME

A                                   Assignment and Assumption Agreement
B                                   Bill of Sale and Assumption Agreement
C                                   Services Agreement
D-1                                 Preliminary Order
D-2                                 Sale and Assignment Order
E                                   Put and Call Agreement

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of August 21, 1998 between A.P.S., INC., a Delaware corporation ("SELLER") and a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code, and THE PARTS SOURCE, INC., a Florida corporation ("PURCHASER").

                                    RECITALS

         WHEREAS, Seller is engaged in the business of selling and distributing automotive replacement parts, accessories and supplies and operates a distribution center located in leased premises in Ocala, Florida (the "BUSINESS LOCATION");

         WHEREAS, on February 2, 1998, Seller filed a voluntary petition with the Bankruptcy Court initiating a case under chapter 11 of the Bankruptcy Code and has continued in the possession of its assets and in the management of its business pursuant to sections 1107 and 1008 of the Bankruptcy Code;

         WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, certain of the assets associated with the Seller's operations at the Business Location, subject to certain liabilities, all on the terms and subject to the conditions set forth herein; and

         WHEREAS, in connection with its contemplated purchase of assets, Purchaser desires to conduct business at the Business Location and, for a limited time after the Closing Date, to: (i) obtain access to Seller's Parts Information Management System; and (ii) obtain certain related services from Seller, all on the terms and subject to the conditions set forth herein and in the Ancillary Agreements.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

         SECTION 1.1. DEFINITIONS. Unless otherwise defined herein, the terms defined in the introductory paragraph and the Recitals to this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified below:

               "AFCO" means the Auto Parts Finance Company, Inc., a wholly-owned subsidiary of Seller.

               "AFFILIATE" means "affiliate" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

               "AGREEMENT" has the meaning set forth in the preamble and shall include all Schedules and Exhibits hereto.

               "ALTERNATIVE TRANSACTION" has the meaning set forth in SECTION
          9.2.

               "ALTERNATIVE BUYER" means a purchaser of substantially all of the Purchased Assets pursuant to an Alternative Transaction.

               "ALTERNATIVE BUYER SUPPLY COMMITMENT" has the meaning set forth in SECTION 9.4(c).

               "ANCILLARY AGREEMENTS" means, collectively, the Assignment and Assumption Agreement, the Bill of Sale and Assumption Agreement, the Put and Call Agreement and the Services Agreement.

               "APPORTIONMENT DATE" has the meaning set forth in SECTION 2.8.

               "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the form of Assignment and Assumption Agreement to be executed at Closing by Purchaser and Seller for each of the Assigned Contracts, in substantially the form attached hereto as EXHIBIT A.

               "ASSIGNED CONTRACTS" means the Lease, the Other Contracts and all MRAs to be assigned by Seller to Purchaser and set forth on
          SCHEDULE 3.7.

               "ASSUMED LIABILITIES" has the meaning set forth in SECTION 2.2.

               "AUTO PARTS FINANCE COMPANY NOTES" means those notes listed on SCHEDULE E annexed to this Agreement.

               "BANKRUPTCY CODE" means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101, et seq.

               "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware, or any other court, having jurisdiction over the Cases from time to time.

               "BILL OF SALE AND ASSUMPTION AGREEMENT" means the Bill of Sale and Assumption Agreement to be executed at Closing by Purchaser and Seller in substantially the form attached hereto as EXHIBIT B.

               "BREAK-UP FEE" has the meaning set forth in SECTION 9.2.

               "BREAK-UP FEE HEARING DATE" has the meaning set forth in SECTION 2.3(d).

               "BUSINESS" means Seller's business operations conducted at the Business Location.

               "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in The City of New York.

               "BUSINESS EMPLOYEES" means employees of the Seller whose duties relate primarily to the Business.

               "BUSINESS LOCATION" has the meaning set forth in the Recitals hereto.

               "CASES" means the Chapter 11 cases of Seller pending in the Bankruptcy Court and being jointly administered for procedural purposes as In re APS Holding Corporation, et. al., Case No. 98-197
          (PJW).

               "CLOSING" has the meaning set forth in SECTION 9.1.

               "CLOSING DATE" has the meaning set forth in SECTION 9.1.

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "COMMITTED FINANCING" means funds available pursuant to a written commitment letter or other similar documentation from a commercial bank or other lending institution, which lender, commitment letter and other documentation are acceptable to Seller.

               "DAMAGES" means losses, amounts paid in settlement, Taxes, claims, damages, liabilities, obligations, judgments and reasonable out-of-pocket costs (including costs of investigation or enforcement) and reasonable expenses and attorneys' fees; provided, however, that Damages shall not include (i) any incidental or consequential damages or (ii) any special or punitive damages.

               "DESIGNATED FINANCIALLY RESPONSIBLE PARTY" has the meaning set forth in SECTION 2.3(d).

               "DIP LENDERS" means The Chase Manhattan Bank, as agent and the other financial institutions from time to time party to the Revolving Credit, Term Loan and Guaranty Agreement.

               "DIRTY CORE AND WARRANTY INVENTORY" means any and all used cores and warranty inventory present at the Business Location as of the Closing Date.

               "EXCESS INVENTORY" means any Dirty Core and Warranty Inventory in excess of $500,000 and New Inventory in excess of $6,300,000 based on PIMS Inventory Value on hand at the Business Location as of the Physical Inventory Date, as described in SECTION 2.3.

               "EXCLUDED ASSETS" means all of Seller's assets other than those specifically defined as Purchased Assets.

               "EXECUTORY CONTRACTS" means all Assigned Contracts entered into by or assigned to Seller before February 2, 1998 and which are executory or unexpired as of the Closing Date.

               "FINANCIALLY RESPONSIBLE PARTY" means a corporation, partnership, unincorporated association or individual that: (i) in Seller's good faith determination, is creditworthy and has the financial ability to consummate the Put and Call Agreement and fully perform all of the obligations thereunder and the transactions contemplated therein; and (ii) has provided Seller with evidence showing that it has obtained a Committed Financing under which sufficient amounts will be available for a sufficient period of time so as to enable the Financially Responsible Party to purchase all of the Notes and the Sun Coast Assets in the manner contemplated by the Put and Call Agreement.

               "FIXED ASSETS" means, to the extent used in the Business, (i) all of the machinery, equipment, furniture, fixtures, signs and leasehold improvements located at the Business Location on the Closing Date and which are owned by Seller, a list of which is attached as SCHEDULE A, which list shall be updated on the Closing Date, and (ii) to the extent assignable, any rights of Seller to the warranties, licenses and other similar rights with respect thereto.

               "GAAP" means United States generally accepted accounting principles, applied on a consistent basis and consistent with Seller's historical practices, as in effect from time to time.

               "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county, local or municipal governmental or administrative agency or political subdivision thereof, (b) any governmental authority, board, bureau, commission, department or instrumentality, or (c) any court or administrative tribunal.

               "HIGHER OR BETTER OFFER" has the meaning set forth in SECTION
          9.2.

               "INVENTORY" means all items of New Inventory and Dirty Core and Warranty Inventory. SCHEDULE B-1, which shall be annexed to this Agreement on the Closing Date, shall set forth a list of all items of on-hand Inventory located at the Business Location and physically counted during the Physical Inventory Period in accordance with
          SECTION 2.4 hereof.

               "IN-TRANSIT INVENTORY" means all automotive inventory subject to open purchase orders (including back orders) of Seller as of the Physical Inventory Date.

               "IN-TRANSIT INVENTORY PURCHASE ORDERS" means: (a) the open purchase orders annexed to this Agreement as SCHEDULE B-3 on the Closing Date and relating to In-transit Inventory; and (b) all back orders of In-transit Inventory received after the Closing Date.

               "IRS" means the Internal Revenue Service of the United States Department of the Treasury.

               "KNOWLEDGE" as applied to Seller means the actual knowledge of the President, Chief Executive Officer or the Chief Financial Officer of Seller and as applied to Purchaser means the actual knowledge of the President, Chief Executive Officer or Chief Financial Officer.

               "LEASED PROPERTY" means the premises subject to the Lease.

               "LEASE" means the warehouse lease for premises located at 331 S.W. 57th Avenue, Ocala, Florida, dated August 21, 1995 between Seller, as tenant, and First Florida Echo Inc., as landlord.

               "LIEN" means any mortgage, pledge, security interest, charge or other encumbrance.

               "MRA" means a merchandise repurchase agreement among Seller, independent jobbers and a lender, pursuant to which MRA the independent jobber may return items of Inventory to Seller, typically at a discount to purchase price. A list of MRAs relating to the Business customers shall be annexed to this Agreement on the Closing Date as SCHEDULE C.

               "NEW INVENTORY" means all items of new automotive inventory including core charges associated with such inventory, if applicable, owned by Seller and on hand at the Business Location as of the Physical Inventory Date.

               "NOTES" means the Auto Parts Finance Company Notes and Warehouse Notes, provided however, that any such Auto Parts Finance Company Notes and Warehouse Notes payable by Sun Coast Express, Inc., Sun Coast Auto Parts, Inc., Sun Coast Undercar Warehouse, Inc. and Automotive One Parts Stores, Inc. shall not be Notes.

               "OTHER CONTRACTS" means the equipment leases and other agreements which are listed on SCHEDULE D attached hereto, as such schedule may be updated on the Closing Date.

               "PERMIT" means any permit, approval, authorization, license, variance or permission required by a Governmental Agency under any applicable law.

               "PERSON" means any individual, partnership, corporation, trust, association, limited liability company, Governmental Agency or other entity.

               "PHYSICAL INVENTORY DATE" means the last day of the Physical Inventory Period.

               "PHYSICAL INVENTORY PERIOD" has the meaning set forth in SECTION 2.4(a).

               "PIMS" means the Parts Information Management System, the information management system used in operating the Business, access to which is to be granted to Purchaser pursuant to the Services Agreement.

               "PIMS INVENTORY VALUE" means the invoice cost to Seller per item of Inventory (excluding any early payment, cash discount, or vendor rebate) as shown on PIMS on the Physical Inventory Date.

               "POST-CLOSING RECEIVABLES" has the meaning set forth in SECTION 6.7(a).

               "PRELIMINARY ORDER" means an order of the Bankruptcy Court, in substantially the form attached hereto as EXHIBIT D-2, which order shall not have been stayed, vacated or otherwise rendered ineffective, authorizing, among other things, the Break-up Fee and notice and bidding procedures with respect to the Purchased Assets.

               "PURCHASE PRICE" has the meaning set forth in SECTION 2.3.

               "PURCHASED ASSETS" means all of the Seller's right, title and interest in and to the following:

                  (a)      the Purchased Inventory;
                  (b)      the Fixed Assets;
                  (c)      the Assigned Contracts;
                  (d) records relating primarily to the Purchased Assets, and copies of personnel files for Business Employees hired by Purchaser;
                  (e) to the extent legally assignable, all Permits required to conduct business at the Business Location; and
                  (f) independent customer lists and other information and data relating to the independent customers of the Business at the Business Location;

          provided, however, that notwithstanding any of the foregoing provisions of this definition, the Purchased Assets shall not include any Excluded Assets.

               "PURCHASED INVENTORY" has the meaning set forth in SECTION 2.4(b), a complete list of which Purchased Inventory shall be annexed to this Agreement as SCHEDULE B-2 on the Closing Date.

               "PUT AND CALL AGREEMENT" has the meaning set forth in SECTION 2.3(d).

               "REJECTED INVENTORY" means up to $500,000 (in PIMS Inventory Value) in New Inventory that Purchaser rejects, elects not to purchase and returns to Seller.

               "REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT" means the Revolving Credit, Term Loan and Guaranty Agreement, dated as of February 2, 1998, as the same has been and may be amended, among APS Holding Corporation, Seller, Seller's subsidiaries and The Chase Manhattan Bank, as agent for the other financial institutions named therein.

               "SALE AND ASSIGNMENT HEARING DATE" has the meaning set forth in
          SECTION 2.4(a).

               "SALE AND ASSIGNMENT ORDER" means an order of the Bankruptcy Court, in substantially the form attached hereto as EXHIBIT D-1, which order shall not have been stayed, vacated or otherwise rendered ineffective, authorizing, among other things, the sale of the Purchased Assets to Purchaser, the assumption and assignment of the Assigned Contracts to Purchaser, the transactions contemplated by the Services Agreement, and all other transactions and agreements contemplated hereby.

               "SCHEDULES" means the various Schedules referred to in this Agreement delivered separately to Purchaser on or before the date of this Agreement, except as otherwise specified in this Agreement.

               "SERVICES AGREEMENT" means the Services Agreement to be entered into by Purchaser and Seller at Closing, pursuant to which Services Agreement Seller shall render certain services to Purchaser relating to PIMS for a limited time following the Closing Date, as contemplated by SECTION 5.7 and substantially in the form attached hereto as EXHIBIT C.

               "SUN COAST ASSETS" means the accounts receivable owed by Sun Coast Express, Inc., Sun Coast Undercar Warehouse, Inc. or Sun Coast Auto Parts, Inc. to Seller and any Auto Parts Finance Company Notes and Warehouse Notes payable by Sun Coast Express, Inc. and Sun Coast Auto Parts, Inc.

               "TAX RETURN" means any report, return, information return, filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments to any of the foregoing required to be supplied to a taxing authority in connection with Taxes.

               "TAXES" means all federal, state, local and foreign taxes, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, withholding, Social Security, unemployment, disability, real property, personal property, registration, alternative or add-on minimum, estimated or other tax, including any interest, penalties or additions thereto, whether disputed or not.

               "TRANSACTION TAXES" has the meaning set forth in SECTION 10.1.

               "WAREHOUSE NOTES" means those notes listed on SCHEDULE F annexed to this Agreement.


                                  ARTICLE II.
                   SALE AND PURCHASE OF PURCHASED ASSETS AND
                       ASSUMPTION OF ASSUMED LIABILITIES

         SECTION 2.1. PURCHASE AND SALE OF PURCHASED ASSETS. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall purchase from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser at the Business Location, all of Seller's right, title and interest in and to the Purchased Assets, provided, however, that Seller shall be entitled to retain copies of all books and records, in whatever form, included in the Purchased Assets.

         SECTION 2.2. ASSUMPTION OF OBLIGATIONS AND LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, from and after the Closing, Purchaser will assume and pay, perform, discharge and be responsible for all of the following liabilities of Seller (the "ASSUMED LIABILITIES"):

               (a) all obligations and liabilities of Seller under the Assigned Contracts which accrue after the Closing Date; and

               (b) all obligations and liabilities of Seller relating to the Leased Property which accrue after the Closing Date.

Purchaser shall not assume or pay, perform, discharge or be responsible for any of the obligations or liabilities of Seller other than the Assumed Liabilities, and Purchaser expressly does not assume any obligations or liabilities of Seller relating to the Business Employees, although Purchaser acknowledges certain commitments set forth in SECTION 11.1 hereof, which relate to Business Employees. Seller shall not assume or be responsible for any obligations or liabilities of Purchaser relating to the Business Employees. In addition, Purchaser does not assume and Seller remains responsible for all obligations and liabilities related to all rebate and incentive programs established by or for national accounts, manufacturers, or customers and relating to sales by Seller prior to the Closing Date.

         SECTION 2.3.  INVENTORY LEVELS AND PURCHASE PRICE.

         (a) Subject to the terms of SECTION 2.3(b), Purchaser agrees to pay to Seller an aggregate amount equal to (i) one hundred percent (100%) of the PIMS Inventory Value for the Dirty Core and Warranty Inventory, plus (ii) eighty percent (80%) of the PIMS Inventory Value for the New Inventory, plus (iii) fifty percent (50%) of the depreciated book value, up to a maximum of $437,500, for the Fixed Assets (items (i)-(iii), collectively, the "PURCHASE PRICE"). Additionally, Purchaser shall be obligated to pay an amount for In-transit Inventory, in accordance with SECTION 2.5.

         (b) All Inventory values described in this section are calculated based on the PIMS Inventory Value. Purchaser shall purchase all of the Dirty Core and Warranty Inventory, up to a maximum required amount of $500,000, at a purchase price equal to one hundred percent (100%) of the PIMS Inventory Value. With respect to the New Inventory, Purchaser may reject up to $500,000 of the New Inventory (the "REJECTED INVENTORY"), and Purchaser shall purchase all of the New Inventory less the Rejected Inventory, up to a maximum required amount of $5,800,000, at a purchase price equal to eighty percent (80%) of PIMS Inventory Value. At its sole discretion, Purchaser may purchase any or all of the Excess Inventory. However, notwithstanding any other provision in this Agreement, Purchaser (i) may reject up to $500,000 of the New Inventory no matter what level of New Inventory exists at the Business Location as of the Closing Date, (ii) shall have no obligation to purchase more than $5,800,000 of New Inventory and (iii) shall have no obligation to purchase more than $500,000 of the Dirty Core and Warranty Inventory. Thus, if the inventory levels are maintained as expected, the portion of the Purchase Price attributable to Purchased Inventory will equal $5,140,000 calculated as follows:

         (c) The Purchase Price shall be payable on the Closing Date by wire transfer of immediately available funds, pursuant to written instructions to be provided by Seller to Purchaser.

         (d) Notwithstanding the foregoing provisions, no later than the date on which the Bankruptcy Court is scheduled to hold a hearing to approve the Break-up Fee (the "BREAK-UP FEE HEARING DATE"), Purchaser shall cause a Financially Responsible Party (the "DESIGNATED FINANCIALLY RESPONSIBLE PARTY") and Seller shall cause AFCO to enter into a put and call and note purchase agreement among the Designated Financially Responsible Party, AFCO and the Seller, in the form attached as EXHIBIT E hereto (the "PUT AND CALL AGREEMENT") with respect to the Notes and the Sun Coast Assets.

         SECTION 2.4.  PHYSICAL INVENTORY; DETERMINATION OF PURCHASED INVENTORY.

         (a) Commencing on or about 5:00 p.m. on the Friday immediately preceding the date on which the Bankruptcy Court is scheduled to hold a hearing on the motion seeking entry of the Sale and Assignment Order (the "SALE AND ASSIGNMENT HEARING DATE") and continuing over the next two days (the "PHYSICAL INVENTORY PERIOD"), employees or representatives of Seller and Purchaser will jointly conduct a physical inventory count of the Inventory and the Fixed Assets at the Business Location. A written, itemized list setting forth specifically all such items of Inventory physically accounted for shall be prepared by Seller with the assistance of Purchaser, and shall, on the Closing Date, be attached hereto as SCHEDULE B-1. Seller and Purchaser shall each bear their own costs associated with conducting the Physical Inventory, provided, however, that if the Sale and Assignment Order is not approved, Seller shall bear all costs associated with the physical inventory.

         (b) At the completion of the physical inventory conducted pursuant to
SECTION 2.4(a), Purchaser shall prepare a list of Inventory to be purchased in accordance with the provisions of this Agreement, including any Excess Inventory that it intends to purchase in accordance with the provisions of this Agreement (the "PURCHASED INVENTORY"), which list shall be: (i) adjusted as of the Closing Date to reflect changes in the Inventory that occur during the period commencing immediately following the Physical Inventory Date and ending on the Closing Date; and (ii) attached to this Agreement on the Closing Date as SCHEDULE B-2.

         SECTION 2.5. CONDITION OF PURCHASED ASSETS; RETURN OF INVENTORY; INVENTORY IN TRANSIT.

         (a) Except for the warranty of title set forth in SECTION 3.6, the Purchased Assets are being sold "AS IS," "WHERE IS" and "WITH ALL FAULTS" and Seller hereby expressly disclaims any and all other warranties both express and implied.

         (b) The Rejected Inventory and Excess Inventory not purchased by Purchaser shall be returned by Purchaser to Seller's distribution center located at Atlanta, Georgia or Charlotte, North Carolina, at the sole expense of Purchaser, with shipment of such returned Inventory to Seller to take place within five (5) Business Days after the Closing Date, and Purchaser shall be liable for any loss of or damage to returned Inventory prior to its delivery to Seller at Atlanta, Georgia or Charlotte, North Carolina.

         (c) Purchaser shall allow employees or representatives designated by Seller to be present at the Business Location during normal business hours for a period of twenty (20) Business Days following the Closing Date for the purpose of determining items of In-transit Inventory which arrive at the Business Location during that period. At least five (5) Business Days prior to the Closing Date, with an update provided on the Closing Date, Seller shall present Purchaser with an itemized list of all In-transit Inventory, and Purchaser shall pay Seller, by wire transfer and within three (3) Business Days after receipt of any In-transit Inventory, one hundred percent (100%) of Seller's PIMS Inventory Value for each item of In-transit Inventory, as indicated on the In-transit Inventory Purchase Orders, or pursuant to other purchase orders for In-transit Inventory which may be provided by Seller to Purchaser.

         SECTION 2.6. ALLOCATION OF PURCHASE PRICE. To the extent required by law after the Closing Date, Purchaser and Seller shall prepare and file those statements or forms (including Form 8594) required by Section 1060 of the Code and the Treasury regulations thereunder and shall file such statements or forms with their respective federal income Tax Returns. The parties shall prepare such statements or forms consistently with any agreed allocation of all or a portion of the Purchase Price to the Purchased Assets. Each party shall provide the other party with a copy of such statements or forms as filed. Such allocation of the Purchase Price will not be binding in the Cases upon the Seller's creditors or other parties in interest and will not have precedential value with respect to any allocations of value contained in a plan or plans under chapter 11 of the Bankruptcy Code involving Seller.

         SECTION 2.7. SALE AT CLOSING DATE. The sale, transfer, assignment and delivery by Seller of the Purchased Assets to Purchaser, and the assumption by Purchaser of the Assumed Liabilities, as herein provided shall be effected on the Closing Date by (a) the execution and delivery by Seller and Purchaser of an Assignment and Assumption Agreement for the Lease and each of the Other Contracts substantially in the form of EXHIBIT A, pursuant to which Assignment and Assumption Agreements Purchaser shall be subject to all liabilities and obligations under the Assigned Contracts which accrue after the Closing Date, and (b) with respect to the other Purchased Assets and Assumed Liabilities, by the execution and delivery by the Sellers and Purchaser of the Bill of Sale and Assumption Agreement substantially in the form of EXHIBIT B.

         SECTION 2.8. APPORTIONMENTS. The following amounts are to be apportioned as of 12:00 midnight on the day preceding the Closing Date (the "APPORTIONMENT DATE") to the extent such are valid post-petition claims or are subject to non-avoidable liens: (i) water, sewer and utility charges and real estate taxes, to the extent all or any are payable under the Lease; and (ii) such other apportionments and adjustments as are customarily apportioned in transactions of this nature. Except as otherwise provided herein, all prorations shall be made on the basis of actual bills, to the extent available, or, in the absence of such actual bills, on good faith estimates of Seller based on the most recent bill received by Seller. All prorations shall be adjusted within ten (10) Business Days of Seller's receipt of the final bills.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Subject to SECTION 3.12, the Seller represents and warrants to Purchaser as follows:

         SECTION 3.1. AUTHORITY OF SELLER. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, and the execution and delivery by each Seller of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller, and this Agreement constitutes, and each of the Ancillary Agreements upon its execution will constitute, the legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject to receipt of the Preliminary Order and the Sale and Assignment Order, the receipt of the consents, waivers and approvals specified on SCHEDULE 3.3. Subject to any necessary authorization from the Bankruptcy Court, Seller has full corporate power and authority to own its properties and to carry on the Business at the Business Location presently being conducted by it.

         SECTION 3.2. NO CONFLICT OR VIOLATION. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements do not and will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of Seller and, assuming that the consents, waivers, authorizations, approvals, declarations, filings and registrations referred to in SECTION 3.3 are obtained or made, do not and will not violate or result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Assigned Contract.

         SECTION 3.3. CONSENTS AND APPROVALS. SCHEDULE 3.3 sets forth a true and complete list of each material consent, waiver, authorization or approval of any Person in connection with any Assigned Contract that, to the extent the requirements of Section 365 of the Bankruptcy Code are not met in connection with the assignment of any Assigned Contract, is required for the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations hereunder.

         SECTION 3.4. COMPLIANCE WITH LAW. Except as set forth on SCHEDULE 3.4, to Seller's Knowledge Seller has not received written notice of any violation of any law, regulation, order or other legal requirement, and is not in default in any material respect under any order, writ, judgment, award, injunction or decree of any Governmental Agency, applicable to the Purchased Assets.

         SECTION 3.5. PERMITS. The material Permits necessary for the conduct of the Business as it is currently being conducted at the Business Location are set forth on SCHEDULE 3.5, and, to the best of Seller's Knowledge, Seller has and maintains in full force and effect all such material Permits.

         SECTION 3.6. OWNERSHIP OF PURCHASED ASSETS. Other than the real property subject to the Lease and any items of property subject to the Other Contracts, Seller is the owner of the Purchased Assets. Subject to the issuance of the Sale and Assignment Order, Seller has, and at the Closing Buyer will receive, good title to all such Purchased Assets, free and clear of any Liens, provided however, that Seller makes no representation or warranty as to the existence or absence of any Lien:

(i) on the real property subject to the Lease; or (ii) on any items of property subject to the Other Contracts.

         SECTION 3.7. ASSIGNED CONTRACTS. True and complete copies (including all modifications and amendments) of the Assigned Contracts listed on SCHEDULE
3.7 have been provided by Seller to Purchaser. Other than as set forth on
SCHEDULE 3.7, neither Seller nor, to the best of Seller's Knowledge, any other party under any of the Assigned Contracts, has commenced any action against the other or given or received any written notice of default or violation under any Assigned Contract which was not withdrawn or dismissed, except only for those defaults which will be cured prior to the Closing in accordance with the Sale and Assignment Order (or which need not be cured under the Bankruptcy Code to permit the assumption and assignment of Executory Contracts). The Lease and each of the other Assigned Contracts listed on SCHEDULE 3.7 is or will be at the Closing valid, binding and in full force and effect as against Seller.

         SECTION 3.8. LABOR RELATIONS. Except as set forth on SCHEDULE 3.8, Seller is not party to any collective bargaining agreement covering Business Employees. To Seller's Knowledge, no organizational effort is presently being made or threatened in writing by or on behalf of any labor union with respect to Business Employees.

         SECTION 3.9. LITIGATION. Other than in connection with the Cases and except as set forth on SCHEDULE 3.9, there are no actions, causes of action, claims, suits or proceedings pending or, to Seller's Knowledge, threatened against Seller which: (i) seek to restrain or enjoin the consummation of the transactions contemplated hereby; or (ii) could reasonably be expected to have a material adverse effect with respect to the Purchased Assets.

         SECTION 3.10. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller without the intervention of any other Person acting on Seller's behalf in such manner as to give rise to any valid claim by any such Person against Purchaser for a finder's fee, brokerage commission or other similar payment based on an arrangement with Seller.

         SECTION 3.11. DISCLAIMER OF ADDITIONAL REPRESENTATIONS AND WARRANTIES; SCHEDULES.

         (a) Except as expressly set forth in this Agreement, the Schedules and Exhibits hereto, the Ancillary Agreements, and any certificate or instrument delivered pursuant to the terms hereof or thereof, Seller makes no representations or warranties with respect to the Business, or its operations, assets (including, without limitation, the Purchased Assets), liabilities (including, without limitation, the Assumed Liabilities) or conditions, including, with respect to the Purchased Assets, any representation or warranty of merchantability, suitability or fitness for a particular purpose, or quality as to the Purchased Assets, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent. Except as provided in this Agreement, the Schedules and Exhibits hereto, the Ancillary Agreements, and any other certificate or instrument delivered pursuant to the terms hereof or thereof, the Purchased Assets are to be conveyed hereunder "AS IS," "WHERE IS" and "WITH ALL FAULTS" on the date hereof and in their present condition, subject to reasonable use, wear and tear between the date hereof and the Closing Date, and Purchaser shall rely upon its own examination thereof.

         (b) Any item disclosed on any one Schedule shall be deemed to be disclosed on each Schedule, where relevant. Disclosure of an item in any Schedule shall not be deemed to be an admission that such item is material.

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         SECTION 4.1. AUTHORITY OF PURCHASER. Purchaser is a corporation, validly existing, and in good standing under the laws of the State of Florida. Purchaser has full corporate power and authority to execute and deliver this Agreement, and the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser, and this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies. Purchaser has full corporate power and authority to own its properties and to carry on the business presently being conducted by it.

         SECTION 4.2. NO CONFLICT OR VIOLATION. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements do not and will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of Purchaser and do not and will not violate any provision of law, or any order, judgment or decree of any court or other Governmental Agency applicable to Purchaser, or violate or result in a material breach of or constitute (with due notice or lapse of time or both) a default under any loan agreement, mortgage, security agreement, indenture or other instrument to which Purchaser is a party or by which it is bound.

         SECTION 4.3. CONSENTS AND APPROVALS. The execution, delivery and performance by Purchaser of this Agreement do not require the consent or approval of, or filing with, any Governmental Agency or other entity or person except: (i) as may be required to effect the transfer of any Permits; or (ii) such consents, approvals and filings, the failure to obtain or make which would not, individually or in the aggregate, have a material adverse effect on its ability to consummate the transactions contemplated hereby.

         SECTION 4.4. AVAILABILITY OF FUNDS. Purchaser has obtained Committed Financing as described on SCHEDULE 4.4 hereto, sufficient to allow it to pay the Purchase Price at the times and in the manner set forth in this Agreement and to satisfy all its other obligations under this Agreement, and on the date of this Agreement Purchaser has provided Seller with all documentation relating to such Committed Financing.

         SECTION 4.5. LITIGATION. There are no actions, causes of action, claims, suits, proceedings, orders, writs, injunctions, or decrees pending or, to the knowledge of Purchaser, threatened against Purchaser at law or in equity or before or by any governmental agency, which seek to restrain or enjoin the consummation of the transactions contemplated hereby or that could otherwise adversely affect the ability of Purchaser to perform its obligations hereunder.

         SECTION 4.6. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser without the intervention of any other person acting on its behalf in such manner as to give rise to any valid claim by any such person against the Sellers or their Affiliates for a finder's fee, brokerage commission or other similar payment based on an arrangement with Purchaser.

         SECTION 4.7. ADEQUATE ASSURANCES REGARDING EXECUTORY CONTRACTS. Purchaser is and will be capable of satisfying the conditions contained in sections 365(b)(1)(c) and (f) of the Bankruptcy Code with respect to the Executory Contracts.

                                   ARTICLE V.
                          CERTAIN COVENANTS OF SELLER

         Seller covenants with Purchaser that from and after the date hereof through the Closing Date:

         SECTION 5.1. CONDUCT OF BUSINESS BEFORE THE CLOSING DATE. Unless otherwise ordered by the Bankruptcy Court sua sponte or on motion by a third party, Seller shall not, except as required or expressly permitted pursuant to the terms hereof, make any material change in the Fixed Assets or enter into any transaction respecting the Purchased Assets, other than (a) sales of Inventory in the ordinary course of the Business in the Cases or (b) other transactions in the ordinary course of the Business in the Cases, in either case consistent with Seller's past practices or as otherwise contemplated by this Agreement.

         SECTION 5.2. CONSENTS AND APPROVALS. Subject to Section 9.2 and Seller's right to accept a higher or otherwise better offer, Seller shall use commercially reasonable efforts to obtain (i) entry of the Preliminary Order and the Sale and Assignment Order by the Bankruptcy Court and (ii) the requisite consent or consents of the DIP Lenders to this Agreement and the transactions contemplated hereby.

         SECTION 5.3. INFORMATION AND ACCESS. Seller will permit representatives of Purchaser to have reasonable access during normal business hours after reasonable notice from Purchaser to Seller, and in a manner so as not to interfere with the normal operations, to all premises, properties, personnel, accountants, books, records, contracts and documents of or pertaining to the Purchased Assets. Purchaser and each of its representatives will treat and hold such information as confidential. Purchaser shall indemnify, defend and hold harmless Seller, the lessor under the Lease and their respective Affiliates from and against any and all claims, demands, causes of action, losses, damages, liabilities, cost and expenses (including, without limitation, attorneys' fees and disbursements), suffered or incurred by such Persons in connection with (i) Purchaser's and/or Purchaser's representatives' entry upon the Leased Property, or (ii) any and all other activities undertaken by Purchaser or Purchaser's representatives with respect to the Leased Property pursuant to this SECTION 5.3. The parties hereto agree and acknowledge that the Purchaser's obligations hereunder shall not be subject to any "due diligence" condition.

         SECTION 5.4. FURTHER ASSURANCES. Upon the request of Purchaser at any time after the Closing Date, to the extent that Seller is able to comply with the requirements of this section, Seller shall forthwith execute and deliver such documents as Purchaser or its counsel may reasonably request to effectuate the purposes of this Agreement.

         SECTION 5.5. REASONABLE EFFORTS. Upon the terms and subject to the conditions of this Agreement, Seller will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or proper consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                  SECTION 5.6. ASSIGNMENT OF CONTRACTS. Seller shall use commercially reasonable efforts to obtain from the Bankruptcy Court an order authorizing Seller, effective on the Closing Date, to assume, cure all defaults, and assign the Assigned Contracts to Purchaser.

                  SECTION 5.7. SERVICES TO BE PROVIDED BY SELLER. On the Closing Date, Seller shall enter into the Services Agreement with Purchaser, pursuant to which Services Agreement, among other things, Purchaser shall be licensed, for a limited time, to use the PIMS and a certain trademark or trademarks owned by Seller.

                  SECTION 5.8. CURE OF DEFAULTS. Seller shall, on or prior to the Closing Date: (i) cure any default in base rental payments arising under the Lease and outstanding as of the Closing Date; and (ii) use commercially reasonable efforts to cure any and all other defaults with respect to the Assigned Contracts as provided in Section 365 of the Bankruptcy Code, so that such Assigned Contracts may be assigned to Purchaser in accordance with the provisions of section 365 of the Bankruptcy Code.

         SECTION 5.9. BANKRUPTCY ACTIONS. No later than two (2) Business Days after the date hereof, Seller will file a motion with an attached proposed order, reasonably acceptable to Seller and Purchaser seeking approval of the terms of this Agreement.

         SECTION 5.10. AUDIT OF OPERATIONS AT BUSINESS LOCATION. No later than forty-five (45) days following the Closing Date, Seller shall obtain from its accounting firm an audit of the business operations relating exclusively to the Business Location (separate from Seller's other business operations), and including profit and loss statements and balance sheets and such other documentation and financial information regarding Seller's operations related to the Business Location so as to allow Purchaser to include in its Form 8K, Form 8K-A and any registration statement filed by the Purchaser pursuant to the Securities Act of 1933, the financial statements of the Business to the extent required by the federal securities laws (the "Audit"). The cost of the audit shall be borne equally by Seller and Purchaser. Within ten (10) days of Purchaser's receipt of the auditors written report and opinion regarding the completion of the Audit, Purchaser shall pay Seller in full any and all costs payable by Purchaser arising in connection with the Audit.

         SECTION 5.11. RESTRICTIONS AS TO EMPLOYEES. Seller acknowledges that Purchaser assumes no responsibilities of Seller as to the Business Employees. Seller represents and warrants to Purchaser that Seller will no longer have any need for the Business Employees. With respect to each Business Employee for which Purchaser makes an offer of employment, Seller covenants and agrees that it shall not directly or indirectly attempt to entice or induce any such Business Employee to either not accept the employment offer from Purchaser or to leave such employment with Purchaser for a six-month period after the Closing Date.

                                  ARTICLE VI.
                         CERTAIN COVENANTS OF PURCHASER

         SECTION 6.1. REASONABLE EFFORTS. Upon the terms and subject to the conditions of this Agreement, Purchaser will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or proper consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         SECTION 6.2. CONSENTS AND APPROVALS. Purchaser shall use commercially reasonable efforts to (i) provide, at Seller's request, assistance in obtaining the Preliminary Order and the Sale and Assignment Order, and (ii) assist Seller in obtaining Bankruptcy Court approval for assignment of the Assigned Contracts.

         SECTION 6.3. ADEQUATE ASSURANCES REGARDING EXECUTORY CONTRACTS. With respect to each Executory Contract, Purchaser shall make commercially reasonable efforts to provide adequate assurance as required under the Bankruptcy Code of the future performance of such Executory Contract by Purchaser. Purchaser agrees that it will promptly take all actions as are reasonably required by Seller to assist in obtaining the Bankruptcy Court's entry of the Preliminary Order and the Sale and Assignment Order, such as furnishing affidavits, non-confidential financial information or other documents or information for filing with the Bankruptcy Court and making Purchaser's employees and representatives available to testify before the Bankruptcy Court, with respect to demonstrating adequate assurance of future performance by Purchaser under the Executory Contracts.

         SECTION 6.4. PERFORMANCE UNDER ASSIGNED CONTRACTS. Purchaser agrees that from and after the Closing Date it shall (i) assume all obligations and liabilities under the Assigned Contracts which accrue after the Closing Date,
(ii) take all actions necessary to satisfy its obligations under the terms and conditions of each of the Assigned Contracts and (iii) indemnify and hold harmless Seller for any damages arising out of a breach of this covenant.

         SECTION 6.5. FURTHER ASSURANCES. Upon the request of Seller at any time after the Closing Date, Purchaser shall forthwith execute and deliver such documents as Seller or its counsel may reasonably request to effectuate the purposes of this Agreement.

         SECTION 6.6. PURCHASER FINANCING. Purchaser shall, from the date of this Agreement until and including the Closing Date, maintain the availability of funds pursuant to the Committed Financing set forth on SCHEDULE 4.4, and, in the event that such financing becomes unavailable, shall (i) obtain alternative Committed Financing and (ii) in the event that Purchaser is unable to obtain such alternative Committed Financing, accept such alternative financing as may be arranged by Seller, provided that such Seller arranged financing is on terms no less favorable to Purchaser than the Committed Financing set forth on
SCHEDULE 4.4 (it being understood that Seller shall be under no obligation to obtain alternative financing for Purchaser). Additionally, Purchaser shall, no later than the Break-up Fee Hearing Date, cause a Financially Responsible Party acceptable to Seller to execute the Put and Call Agreement as contemplated by
SECTION 2.3(d) hereof.

         SECTION 6.7. PAYMENT OF OUTSTANDING ACCOUNTS RECEIVABLE. (a) Purchaser shall remit to Seller all amounts received by it after the Closing Date which relate to accounts receivable for Inventory shipped from the Business Location to any customer (other than Purchaser) prior to the Closing Date (the "POST-CLOSING RECEIVABLES"), and Seller shall continue to collect all accounts receivable sent to Seller's lock-box. In connection with Purchaser's obligation to remit the PostClosing Receivables, for a period of one (1) year following the Closing Date, Purchaser shall permit representatives of Seller to have reasonable access during normal business hours to Purchaser's books, records, or documents of or pertaining to Purchaser's receipt of the Post-Closing Receivables.

         (b) On or before the Closing Date, Purchaser shall be current on its obligations to Seller under its existing terms with Seller. Thereafter, within thirty (30) days after the Closing Date, Purchaser shall pay all amounts due under its account with Seller, and Seller agrees, immediately upon receipt of payment of the full amount due Seller hereunder and pursuant to all other obligations (including all amounts owed to APS for In-transit Inventory), to cancel the guaranties of Messrs. Thomas D. Cox and Robert A. Cox, Jr., and to terminate all UCC filings of Seller with respect to Purchaser.

                                  ARTICLE VII.
                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction (unless waived in writing by Seller upon consultation with, and with the consent of, the DIP Lenders) of each of the following conditions on or prior to the Closing Date:

         SECTION 7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement shall be true on and as of the Closing Date in all material respects as though such representations and warranties were made on and as of the Closing Date.

         SECTION 7.2. COMPLIANCE WITH AGREEMENT. Other than those obligations of Purchaser that arise with respect to the Put and Call Agreement under
SECTION 2.3(d) hereof, Purchaser shall have performed and complied in all material respects (and in all respects in the case of Article II hereof) with all covenants and conditions to be performed or complied with by it on or prior to the Closing Date. In the case of those obligations of Purchaser that arise with respect to the Put and Call

Agreement under SECTION 2.3(d) hereof, Purchaser shall have caused a Financially Responsible Party to enter into the Put and Call Agreement no later than the Break-up Fee Hearing Date.

         SECTION 7.3. CONSENTS. Other than the Bankruptcy Court's entry of the Preliminary Order and the Sale and Assignment Order (which is addressed in SECTION 7.6), (i) the consent of the lenders under the Revolving Credit, Term Loan and Guaranty Agreement as required by the terms thereof, (ii) any consent required in connection with the assignment to Purchaser of the Lease, and (iii) any consents required in connection with the assignment of those other Assigned Contracts listed in SCHEDULE 8.4 hereto shall have been duly obtained and shall be in full force and effect on the Closing Date.

         SECTION 7.4. PURCHASER'S CLOSING DELIVERIES AND OBLIGATIONS. Purchaser shall have delivered all items and satisfied all obligations pursuant to SECTION 9.1(c).

         SECTION 7.5. AVAILABILITY OF PURCHASER FINANCING. The Committed Financing set forth on SCHEDULE 4.4 shall be available to Purchaser on the Closing Date, or alternate financing is available to Purchaser to the reasonable satisfaction of Seller.

         SECTION 7.6. ENTRY OF THE PRELIMINARY ORDER AND THE SALE AND ASSIGNMENT ORDER. (i) The Bankruptcy Court shall have entered the Preliminary Order and the Sale and Assignment Order and (ii) the Preliminary Order and the Sale and Assignment Order, as entered by the Bankruptcy Court, shall not be stayed or modify the terms and conditions of this Agreement or the transactions contemplated hereby in any way that adversely affects Seller.

         SECTION 7.7. ASSIGNMENT OF CONTRACTS. The Bankruptcy Court shall have entered the Sale and Assignment Order, or some additional order that expressly authorizes the assumption and assignment of the Assigned Contracts, effective on the Closing Date.

                                 ARTICLE VIII.
                     CONDITIONS TO PURCHASER'S OBLIGATIONS

         The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by Purchaser) of each of the following conditions on or prior to the Closing Date:

         SECTION 8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true on and as of the Closing Date in all material respects.

         SECTION 8.2. COMPLIANCE WITH AGREEMENT. Seller shall have performed and complied in all material respects with all covenants and conditions to be performed or complied with by it on or prior to the Closing Date.

         SECTION 8.3. NO ADVERSE PROCEEDING. As of the Closing Date, there shall not have been instituted or be pending or threatened any suit, action or other proceeding by any Governmental

Agency or any other Person in which it is sought to restrain or prohibit the transactions contemplated by this Agreement.

         SECTION 8.4. CONSENTS. Other than obtaining the Preliminary Order and the Sale and Assignment Order (which is addressed in SECTION 8.6), the following consents shall have been duly obtained and shall be in full force and effect on the Closing Date: (i) the consent of the lenders under the Revolving Credit, Term Loan and Guaranty Agreement as required by the terms thereof; and, as to clauses (x) and (y) below, to the extent required under Section 365 of the Bankruptcy Code, (x) the consent, if any, required in connection with the assignment to Purchaser of the Lease; and (y) the consents, if any, required in connection with the assignment of those other Assigned Contracts listed in
SCHEDULE 8.4 hereto.

         SECTION 8.5. SELLER'S CLOSING DELIVERIES AND OBLIGATIONS. Seller shall have delivered all items and satisfied all obligations pursuant to
SECTION 9.1(b).

         SECTION 8.6. ENTRY OF THE PRELIMINARY ORDER AND THE SALE AND ASSIGNMENT ORDER. (i) The Bankruptcy Court shall have entered the Preliminary Order and the Sale and Assignment Order and (ii) the Preliminary Order and the Sale and Assignment Order, as entered by the Bankruptcy Court, shall not be stayed or modify the terms and conditions of this Agreement or the transactions contemplated hereby in any way that adversely affects Purchaser.

         SECTION 8.7. ASSIGNMENT OF CONTRACTS. The Bankruptcy Court shall have entered the Sale and Assignment Order, or some additional order that expressly authorizes the assumption and assignment of the Assigned Contracts, effective on the Closing Date. In addition, Seller shall cure all defaults under the Assigned Contracts and pay all liabilities and obligations accrued prior to the Closing Date.

                                  ARTICLE IX.
                     THE CLOSING; BREAK-UP FEE; TERMINATION

         SECTION 9.1.  THE CLOSING.

         (a) The Closing of the purchase and sale of the Purchased Assets (the "CLOSING") shall be held on the first Business Day following the signing of the Sale and Assignment Order (the "CLOSING DATE"). The Closing shall be held at the New York offices of Willkie Farr & Gallagher. At the Closing, all of the transactions provided for in ARTICLE II hereof shall be consummated on a substantially concurrent basis.

         (b) Seller's Deliveries and Obligations at Closing. At the Closing, Seller shall deliver (or cause to be delivered) to Purchaser the following (in form and substance reasonably satisfactory to counsel for Purchaser):

               (i) a duly executed Assignment and Assumption Agreement assigning to Purchaser the rights, title, interest, and obligations in, under, and to each of the Other

          Contracts being assigned to Purchaser, substantially in the form attached hereto as EXHIBIT A;

               (ii) a duly executed Bill of Sale and Assumption Agreement and such other documents or instruments of transfer necessary to vest in Purchaser full and complete title to the Purchased Inventory and Fixed Assets, free and clear of all liens, pledges, security interests, and encumbrances, on the Closing Date, substantially in the form attached hereto as EXHIBIT B;

               (iii) a duly executed Services Agreement, substantially in the form attached hereto as EXHIBIT D;

               (iv) A duly executed Assignment and Assumption of Lease assigning the rights, title, interest, and obligations in, under, and to the Lease to Purchaser, substantially in the form attached hereto as EXHIBIT A;

               (v) certified resolutions of the directors of Seller approving and authorizing the transactions contemplated by this Agreement;

               (vi) a certificate, executed by a duly authorized officer of Seller, to the effect that all conditions to closing set forth in
          SECTION 8.1 and SECTION 8.2 have been satisfied; and

               (vii) such other instruments, documents, and considerations which may be reasonably required by Purchaser or Purchaser's counsel to effectuate the transaction contemplated by this Agreement, including any assignment document required pursuant to SECTION 2.3(d).

         (c) Purchaser's Deliveries and Obligations at Closing. At the Closing, Purchaser shall deliver (or cause to be delivered) to Seller the following (in form and substance reasonably satisfactory to counsel for Seller):

               (viii) payment of the Purchase Price and other amounts in accordance with the terms and conditions set forth in SECTION 2.3;

               (ix) a duly executed Assignment and Assumption Agreement accepting the assignment of the rights, title, interest, and obligations in, under, and to each of the Other Contracts being assigned to Purchaser, substantially in the form attached hereto as EXHIBIT A;

               (x) a duly executed Assignment and Assumption of Lease accepting the assignment of the rights, title, interest, and obligations in, under, and to the Lease, substantially in the form attached hereto as EXHIBIT A;

               (xi) a duly executed Services Agreement, substantially in the form attached hereto as EXHIBIT D;

               (xii) certified resolutions of the directors of Purchaser approving and authorizing the transactions contemplated by this Agreement;

               (xiii) a certificate, executed by a duly authorized officer of Purchaser, to the effect that all the conditions to closing set forth in SECTION 7.1 and SECTION 7.2 have been satisfied; and

               (xiv) such other instruments, documents, and considerations which may be reasonably required by Buyer or Buyer's counsel to effectuate the transaction contemplated by this Agreement.

         SECTION 9.2.  BREAK-UP FEE.

         In the event that, prior to entry of the Sale and Assignment Order, Seller shall: (a) accept an offer embodying a "HIGHER OR BETTER OFFER" (as defined below) (the "ALTERNATIVE TRANSACTION") and terminate this Agreement pursuant to SECTION 9.3(b); or (b) willfully fail to perform a covenant of this Agreement or willfully breach the representations set forth in Article III hereof and Purchaser terminates this Agreement pursuant to Section 9.3(h), then Purchaser shall, without further court order, be entitled to receive, as liquidated damages and not as a penalty, a break-up fee equal to $150,000 (the "BREAK-UP FEE") in lieu of any and all damages Purchaser may suffer as a result. Purchaser shall not be entitled to receive the Break-up Fee if: (i) the Agreement is terminated pursuant to SECTION 9.3(a), 9.3(c), 9.3(d), 9.3(e) 9.3(f) OR 9.3(g) hereof; or (ii) the Bankruptcy Court has not approved the terms and conditions of the provisions set forth in this SECTION 9.2. "HIGHER OR BETTER OFFER" shall mean an offer to purchase substantially all of the Purchased Assets for an amount greater than an amount equal to (i) the Purchase Price plus (ii) $300,000, or an offer that is otherwise on terms and conditions more favorable to Seller.

         SECTION 9.3. TERMINATION. Anything in this Agreement to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated in any of the following ways at any time before the Closing and in no other manner:

         (a) by mutual written consent of Purchaser and Seller (in the case of Seller, upon consultation with, and with the consent of, the DIP Lenders); or

         (b) by Seller, if Seller receives and accepts a Higher and Better Offer; or

         (c) by Seller if Purchaser is in breach in any material respect of any of its representations made in this Agreement, or is in violation or default of any of its covenants or agreements in this Agreement if the breach or default is not cured within ten (10) Business Days after written notice by Seller;

         (d) by Purchaser, if Seller is in breach in any material respect of any of its representations made in this Agreement or is in violation or default of any of its covenants or agreements in this Agreement which breach or default is not cured within five (5) Business Days after written notice by Purchaser.

         (e) by Seller, if at any point up until and including the Closing Date, Purchaser does not have available Committed Financing.

         (f) in the event that Seller uses commercially reasonable efforts to obtain the Preliminary Order and the Bankruptcy Court has not entered the Preliminary Order by September 7, 1998, then, except as otherwise provided in
SECTION 9.4 hereof, Purchaser may terminate this Agreement without any liability or obligation to Seller.

         (g) in the event that Seller uses commercially reasonable efforts to obtain the Sale and Assignment Order and the Bankruptcy Court has not entered the Sale and Assignment Order by September 25, 1998, then, except as otherwise provided in SECTION 9.4 hereof, this Agreement shall terminate without further liability or obligation of either party.

         (h) by Purchaser, if Seller has willfully breached in any material respect any of its representations made in this Agreement or has willfully violated or defaulted on any of its covenants or agreements in this Agreement, which willful breach or default is not cured within five (5) Business Days after written notice by Purchaser.

         SECTION 9.4.  EFFECTS OF TERMINATION.

         (a) In the event this Agreement is terminated pursuant to SECTION 9.3, except as provided in SECTION 9.2 or in this SECTION 9.4, all further obligations of the parties hereunder shall terminate. If this Agreement is terminated as permitted by SECTION 9.3, termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided, however, that (i) if such termination shall result from the willful failure of Purchaser to perform a covenant of this Agreement or from a breach of its representations in SECTION 4.4, Purchaser shall be liable for any and all Damages incurred or suffered by Seller as a result of such failure to perform, (ii) if this Agreement is terminated by Seller pursuant to
SECTION 9.3(b), Seller shall pay to Purchaser, as its sole and exclusive remedy, the Breakup Fee pursuant to the provisions of SECTION 9.2, (iii) if such termination shall result from the willful failure of Seller to perform a covenant of this Agreement or from a willful breach of its representations in
ARTICLE III hereof, Seller shall pay to Purchaser, as its sole and exclusive remedy, the Break-up Fee pursuant to the provisions of SECTION 9.2 and (iv) if this Agreement is terminated by Seller pursuant to SECTION 9.3(e), Purchaser shall be liable for any and all Damages incurred or suffered by Seller as a result of such failure to perform. The provisions of this SECTION 9.4 shall survive any termination hereof pursuant to SECTION 9.3.

         (b) The foregoing provisions of this SECTION 9.4 shall not limit the rights of the parties hereto to seek specific performance of any obligation hereunder of any other party.

         (c) In the event that Seller terminates this Agreement pursuant to
SECTION 9.3(b), Seller shall use commercially reasonable efforts to cause the Alternative Buyer to enter a commitment with Purchaser (the "ALTERNATIVE BUYER SUPPLY COMMITMENT"), under which the Alternative Buyer shall sell to Purchaser items of new automotive inventory from the Business Location in amounts sufficient to meet the reasonable business needs of Purchaser, provided that such reasonable business needs are consistent with Purchaser's historical business needs, for a period of sixty
(60) days from the date of such termination. In the event that Purchaser and the Alternative Buyer enter an Alternative Buyer Supply Commitment pursuant to this
SECTION 9.4(c); (i) Seller shall use commercially reasonable efforts to sell to Purchaser items of new automotive inventory from one or more of Seller's automotive parts distribution centers in amounts sufficient to meet the reasonable business needs of Purchaser, provided that such reasonable business needs are consistent with Purchaser's historical business needs, for a period commencing on the date on which Seller terminates this Agreement pursuant to
SECTION 9.3(b) and terminating on the date on which Purchaser and the Alternative Buyer enter into the Alternative Buyer Supply Commitment; and (ii) following the date on which Purchaser and the Alternative Buyer enter into the Alternative Buyer Supply Commitment, Seller shall have no liability to Purchaser for any damages resulting from the failure of the Alternative Buyer to perform under the Alternative Buyer Supply Commitment.

         (d) In the event that Seller terminates this Agreement pursuant to
SECTION 9.3(b) and, despite commercially reasonable efforts, Seller is unable to secure an Alternative Buyer Supply Commitment within three (3) Business Days of the date of such termination, Seller hereby agrees to use commercially reasonable efforts to sell to Purchaser items of new automotive inventory from one or more of Seller's automotive parts distribution centers in amounts sufficient to meet the reasonable business needs of Purchaser, provided that such reasonable business needs are consistent with Purchaser's historical business needs, for a period of sixty (60) days from the date of such termination.

                                   ARTICLE X.
                                     TAXES

         The parties hereto hereby covenant and agree as follows:

         SECTION 10.1. TAXES RELATED TO PURCHASE OF ASSETS. The parties recognize and acknowledge that, because the sale, transfer, assignment and delivery of the Purchased Assets is being made in contemplation of Seller's plan of reorganization, they may be exempt under section 1146(c) of the Bankruptcy Code and the Sale and Assignment Order from all state and local transfer, recording, stamp or other similar transfer taxes (collectively, "TRANSACTION TAXES") that may be imposed by reason of the sale, transfer, assignment and delivery of the Purchased Assets; provided, however, that if Transaction Taxes are assessed for any reason, then Purchaser shall pay such Transaction Taxes along with any recording and filing fees. Purchaser and Seller agree to cooperate to determine the amount of Transaction Taxes payable in connection with the transactions contemplated under this Agreement. Transaction Taxes shall not include any Taxes for which Seller is responsible under SECTION 10.2. At the Closing, Purchaser shall remit to the Seller such properly completed resale exemption certificates and other similar certificates or instruments as are applicable to claim available exemptions from the payment of sales, transfer, use or other similar taxes under applicable law. Purchaser and Seller shall cooperate in preparing such forms and will execute and deliver such affidavits and forms as are reasonably requested by the other party.

         SECTION 10.2. PRORATION OF REAL AND PERSONAL PROPERTY TAXES. Personal and real property taxes and assessments on the Purchased Assets shall be prorated between Purchaser and Seller as of the Apportionment Date, provided, however, that Seller shall not be responsible for any increased assessments on real and personal property resulting from the transactions contemplated hereby. All such prorations shall be allocated so that items relating to time periods ending prior to the Closing Date shall be allocated to Seller and items related to time periods beginning on or after the Closing Date shall be allocated to Purchaser The amount of all such prorations shall be settled and paid on the Closing Date unless, with respect to Seller's obligations hereunder, otherwise ordered by the Bankruptcy Court or as otherwise required by applicable Bankruptcy Law.

         SECTION 10.3. COOPERATION ON TAX MATTERS. Purchaser and Seller agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Purchased Assets as is reasonably necessary for the preparation and filing of any return, claim for refund or other required or optional filings relating to tax matters, for the preparation for and proof of facts during any tax audit, for the preparation for any tax protest, for the prosecution or defense of any suit or other proceeding relating to tax matters and for the answer of any governmental or regulatory inquiry relating to tax matters.

         Purchaser agrees to retain possession of all files and records delivered to Purchaser by Seller for a period of at least six years from the Closing Date. In addition, from and after the Closing Date, Purchaser agrees that it will provide access to Seller and its attorneys, accountants and other representatives (after reasonable notice and during normal business hours and without charge) to such files and records as Seller may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any such return, filing, audit, protest, claim, suit, inquiry or other proceeding.

                                  ARTICLE XI.
                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         SECTION 11.1. CURRENT INTENT REGARDING BUSINESS EMPLOYEES. Without making any other commitment regarding the Business Employees, Purchaser commits to hire, as of the Closing Date, no fewer than twenty-five (25) of the current Business Employees. Purchaser also states that its current intent is to hire most or all of the current Business Employees on or following the Closing Date. Purchaser assumes no obligation, liability, or responsibility of Seller with respect to the Business Employees.

                                  ARTICLE XII.
                            MISCELLANEOUS PROVISIONS

         SECTION 12.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties to this Agreement made in this Agreement, subject to the exceptions thereto, will not be affected by any information furnished to, or any investigation conducted by, any of them or their representatives in connection with the subject matter of this Agreement. None of the representations and warranties, contained in this Agreement shall survive the Closing.

         SECTION 12.2. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one (1) Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven (7) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Sellers and to Purchaser at the addresses indicated below:

     If to Purchaser:                             The Parts Source, Inc.
                                                  1752 S. Missouri Ave.
                                                  Clearwater, FL  33756
                                                  Attention:  Thomas D. Cox
                                                  Facsimile No. 813-581-0695

     With a copy (which shall not                 Holland & Knight
     constitute notice) to:                       400 North Ashley
                                                  Suite 2300
                                                  Tampa, FL  33602
                                                  Attention: Rod Anderson, Esq.

     If to Seller:                                APS Holding Corporation
                                                  15710 John F. Kennedy Blvd.
                                                  Suite 700
                                                  Houston, Texas 77032-2347
                                                  Attention:  Bettina Whyte
                                                  Facsimile No. 713-507-1323

     With a copy (which shall not                 Willkie Farr & Gallagher
     constitute notice) to:                       787 Seventh Avenue
                                                  New York, New York 10019-6099
                                                  Attention:  Cornelius T.
                                                              Finnegan III, Esq.
                                                  Facsimile No. (212) 728-8111

or to such other address as any party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

         SECTION 12.3. AMENDMENTS. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by each of the parties hereto.

         SECTION 12.4. ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the successors and assigns of each party to this Agreement (including any trustee appointed in respect of Seller under the Bankruptcy
Code), but no rights, obligations or liabilities under this Agreement may be assigned by any party without the prior written consent of the other parties hereto.

         SECTION 12.5. ANNOUNCEMENTS. All press releases, notices to customers and suppliers and other announcements prior to the Closing Date with respect to this Agreement and the transactions contemplated by this Agreement shall be approved by both Purchaser and Seller prior to the issuance thereof; provided that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other party (which shall be Seller in the case of disclosure proposed to be made by Purchaser and Purchaser in the case of disclosure proposed to be made by Seller) prior to making such disclosure and provide such other party an opportunity to review the proposed disclosure).

         SECTION 12.6. EXPENSES. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear all of its legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

         SECTION 12.7. ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede and are in full substitution for any and all prior agreements and understandings between them relating to such subject matter. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         SECTION 12.8. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 12.9. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

         SECTION 12.10. GOVERNING LAW; JURISDICTION. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof. For so long as Seller is subject to the jurisdiction of the Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the Bankruptcy Court. After Seller is no longer subject to the jurisdiction of the Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the County of Newcastle, State of Delaware or of the United States of America for the District of Delaware.

         SECTION 12.11. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) an accounting term not otherwise defined has the meaning assigned to by GAAP; (c) the word "or" is not exclusive; (d) the words "include", "includes" and "including" shall be deemed to be followed by the words "without limitation"; (e) words in the singular include the plural and in the plural include the singular; (f) provisions apply to successive events and transactions; and (g) "$" means the currency of the United States of America.

         SECTION 12.12. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         SECTION 12.13. CONFIDENTIALITY. Seller and Purchaser agree to keep, and to cause each of their affiliates, directors, officers, and employees to keep, confidential any and all confidential information of the other party that either receives in the course of performing its obligations hereunder (except that such information may be shared, on a confidential basis, with the party's attorneys and auditors) and will not, without the other party's written consent, use any of such confidential information except as reasonably necessary to perform its duties under this or another of its agreements with the other party. Upon termination of this Agreement, each party will return, and will cause its affiliates to return, to the other party, all original documents and copies of the confidential information which are in its possession.

         IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the day and year first written above.

                                           A.P.S., INC.


                                           BY:      ___________________________
                                           Name:    ___________________________
                                           Title:   ___________________________


                                           THE PARTS SOURCE, INC.


                                           BY:      ___________________________
                                           Name:    ___________________________
                                           Title:   ___________________________